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                                                                   EXHIBIT 10.8

                      NONQUALIFIED STOCK OPTION AGREEMENT

            THIS AGREEMENT, made as of the 1st day of March, 1998, by and between NOONEY REALTY TRUST, INC., a Missouri corporation (hereinafter called the "Company"), and THOMAS N. THURBER (hereinafter called "Optionee"),

            WITNESSETH THAT:

            WHEREAS, Optionee is serving as Chief Financial Officer and Treasurer of the Company and, in connection therewith, the Board of Directors of the Company ("Board of Directors") desires to grant Optionee a stock option;

            NOW, THEREFORE, in consideration of the premises, and of the mutual agreements hereinafter set forth, it is covenanted and agreed as follows:

             1.   Grant and Terms of Option.  Pursuant to action of the
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Special Committee for Employment Agreements of the Board of Directors, which action was taken on February 27, 1998, effective March 1, 1998 ("Date of Grant"), the Company grants to Optionee the option to purchase all or any part of twenty-five thousand (25,000) shares of the Common Stock of the Company, of the par value of $1.00 per share ("Common Stock") at the purchase price of $10.00 per share. The right to exercise such option shall be, and is hereby, restricted so that no shares may be purchased during the first year of the term hereof; that at any time during the term of this option after the end of the first year from the Date of Grant, Optionee may purchase up to 20% of the total number of shares to which this option relates; that at any time during the term of this option after the end of the second year from the Date of Grant, Optionee may purchase up to an additional 20% of the total number of shares to which this option relates; and that at any time after the end of the third year from the Date of Grant, Optionee may purchase up to an additional 20% of the total number of shares to which this option relates; that at any time during the term of this option after the end of the fourth year from the Date of Grant, Optionee may purchase up to



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an additional 20% of the total number of shares to which this option relates;
and that at any time after the end of the fifth year from the Date of Grant, Optionee may purchase up to an additional 20% of the total number of shares to which this option relates; so that upon the expiration of the fifth year from the Date of Grant and thereafter during the term hereof, Optionee will have become entitled to purchase the entire number of shares to which this option relates. Notwithstanding the foregoing, in the event Optionee's employment is terminated for any reason other than one described in Paragraph 5, or in the event the Company shall sell all or substantially all of its assets or is otherwise liquidated, Optionee may purchase 100% of the total number of shares to which this option relates so long as such sale or liquidation or termination occurs prior to the time the option by its own terms would have expired. Optionee may exercise each portion of the option for a period of five
(5) years after each such portion becomes exercisable as hereinabove set forth. The purchase price of the shares subject to the option may be paid for
(i) in cash, (ii) in the discretion of the Board of Directors, by tender of shares of Common Stock already owned by Optionee, or (iii) in the discretion of the Board of Directors, by a combination of methods of payment specified in clauses (i) and (ii).

            2.    Anti-Dilution Provisions.  In the event that, during the
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term of this Agreement, there is any change in the number of shares of outstanding Common Stock of the Company by reason of stock dividends, recapitalizations, mergers, consolidations, split-ups, combinations or exchanges of shares and the like, the number of shares covered by this option agreement and the price thereof shall be adjusted, to the same proportionate number of shares and price as in this original agreement.



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            3.    Registration of Shares. The Company agrees to register
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under the Securities Act of 1933, as amended, and any state securities law the issuance of shares pursuant to any exercise of the option so that, upon such exercise, Optionee will receive shares which shall not be "restricted shares" as such term is defined in Rule 144 of the Securities and Exchange Commission.

      4.    Non-Transferability.  Neither the option hereby granted nor any
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rights thereunder or under this Agreement may be assigned, transferred or in any manner encumbered except by will or the laws of descent and distribution, and any attempted assignment, transfer, mortgage, pledge or encumbrance except as herein authorized, shall be void and of no effect. The option may be exercised during Optionee's lifetime only by him.

            5.    Termination of Employment.    In the event Optionee's
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employment is terminated on account of death or illness or other physical or mental incapacity, the option hereby granted may be exercised by Optionee (or Optionee's successor in interest, if Optionee has died), to the extent Optionee was entitled to exercise it at the time of such death or termination of employment at any time within six (6) months after such death or termination, but not after five (5) years from the date the relevant portion of the option first becomes exercisable pursuant to Paragraph 1. Any unexercised portion of the option shall expire at the end of such six (6) month period. In the event Optionee's employment is terminated for "Cause" (as hereinafter defined) the option hereby granted shall immediately expire. For purposes of this agreement the term "Cause" shall mean any of the following:

            (a) optionee shall have been adjudged civilly liable for any material breach of his duties under his employment agreement or of his fiduciary duties to the Company;

            (b) Optionee shall have been convicted of a felony against a person or property;


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      (c)   Optionee shall have willfully failed to perform his duties under his employment agreement or be in material breach thereof and such failure or breach shall have continued for 30 days after written notice thereof shall have been given to Optionee by the Company; or

            (d) The "Adjusted Funds From Operations" of the Company, as defined in Exhibit A hereto, for the fiscal year ended December 31, 2000, as determined in good faith by the Company's certified public accountants, is less than $1,998,710. Nothing herein shall confer on Optionee any right to continue in the employ of the Company or any subsidiary or interfere in any way with the right of the Company or any subsidiary thereof to terminate his employment at any time.

      6.    Shares Issued on Exercise of Option.  It is the intention of the
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Company that on any exercise of this option it will transfer to Optionee shares of its authorized but unissued stock or transfer Treasury shares, or utilize any combination of Treasury shares and authorized but unissued shares, to satisfy its obligations to deliver shares on any exercise hereof.

      7.    Board of Directors Administration.  This option has been granted
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pursuant to a determination made by the Board of Directors, and the Board of
Directors, subject to the express terms of this option, shall have plenary authority to interpret any provision of this option and to make any determinations necessary or advisable for the administration of this option and the exercise of the rights herein granted, and may waive or amend any provisions hereof in any manner not adversely affecting the rights granted to Optionee by the express terms hereof.

      8.    Option Not an Incentive Stock Option.  This option shall not be
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treated as an incentive stock option under Section 422 of the Internal
Revenue Code of 1986, as amended.


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            IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its President, pursuant to due authorization, and Optionee has signed this Agreement to evidence his acceptance of the option herein granted and of the terms hereof, all as of the date hereof.


                                          NOONEY REALTY TRUST, INC.


                                          By /s/ Patricia A. Nooney
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                                             PATRICIA A. NOONEY
                                             President

                                             /s/ Thomas N. Thurber
                                             ------------------------------
                                             THOMAS N. THURBER


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                              EXHIBIT A
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"Adjusted Funds From Operations" shall be defined as Funds From Operation
"FFO" as set forth below and as interpreted in the 1991 NAREIT White Paper, adjusted by adding back to FFO:

1. Expenses incurred for the year ended December 31, 2000 for legal fees in connection with pending and threatened litigation and related accruals for estimated litigation losses,

2. Direct out-of-pocket expenses for the year ended December 31, 2000 related to contested shareholder meetings including attorneys', accountants', other consultants' fees and supplies and postage for mailings to shareholders, and

3. Deferred compensation expense for the year ended December 31, 2000 recognized in accordance with Section 2(a) of this Agreement and
      Section 2(a) of the Carden employment agreement also dated March 1, 1998.

Furthermore, net income, as set forth in the definition of FFO below for the year ending December 31, 2000 will be recognized on the basis of accounting principles and estimates consistently applied with those utilized for the year ended December 31, 1997.

Funds From Operations means net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis.


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